UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2005

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2005, the Compensation Committee of the Board of Directors of Auxilium Pharmaceuticals, Inc. (the “Company”) approved to grant a nonqualified stock option to purchase 5,000 shares of the Company common stock to each of the following non-employee directors: Edwin A. Bescherer, Jr., Philippe O. Chambon, Winston J. Churchill, and Dennis Purcell. The grant date of the stock option will be December 15, 2005. The stock option will be granted under the Company’s 2004 Equity Compensation Plan and will be governed by the terms and conditions of such plan and the Company’s standard form nonqualified stock option agreement, including a provision for immediate vesting upon a change of control of the Company. The stock option will be fully vested on the first anniversary of the date of grant and will have an exercise price per share of $5.50, the closing price per share of the Company’s common stock on the Nasdaq National Market on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: December 21, 2005	By:	/s/ JENNIFER EVANS STACEY
Jennifer Evans Stacey, Esq. Executive Vice President, Secretary and General Counsel